SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.


                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15 (d) of the
                      Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported): October 15, 1997


                       COEUR D'ALENE MINES CORPORATION
  --------------------------------------------------------------------------
            (Exact name of registrant as specified on its charter)

               IDAHO                     1-8641                82-0109423
   -------------------------------     ------------          -----------------
   (State or other jurisdiction of     Commission             (I.R.S. Employer
    incorporation or organization)     File Number:            Ident.No.)

   400 Coeur d'Alene Mines Bldg.
   505 Front Avenue
   P. O. Box I, Coeur d'Alene, Idaho                   83814
  ----------------------------------         --------------------------------
  (Address of principal executive                     (Zip Code)
   offices)

  Registrant's telephone number, including area code:       (208) 667-3511
  --------------------------------------------------------------------------

                                Not Applicable
  --------------------------------------------------------------------------
             (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

     On October 15, 1997, Coeur d'Alene Mines Corporation (the "Company") consummated the sale of $143,750,000 principal amount of its 7 1/4%
Convertible Subordinated Debentures due 2005 (the "Debentures") to Lazard Freres & Co. LLC (the "Purchaser") pursuant to the terms of a Purchase Agreement, dated as of October 7, 1997, between the Company and the Purchaser (the "Purchase Agreement"). That amount includes $18,750,000 principal amount of the Debentures sold by the Company upon the Purchaser's exercise of an over-allotment option.

     The offering of Debentures was not registered under the Securities Act of 1933 (the "Act") and the Debentures were sold only to "qualified institutional buyers" in reliance upon Rule 144A under the Act and in offshore transactions in accordance with Regulation S under the Act and may not be offered or sold in the United States absent registration under, or the availability of an exception from the registration requirements of, the Act.

     The Debentures are convertible into shares of common stock, par value $1.00 per share, of the Company (the "Common Stock") on or before October 31, 2005, unless previously redeemed, at a conversion price of $17.45 per share, subject to adjustment in certain events. The Debentures are redeemable, in whole or in part, at any time on and after October 31, 2000 at the redemption prices set forth in the Indenture, dated as of October 15, 1997, (the "Indenture") between the Company and Bankers Trust Company, as trustee (the "Trustee"), plus accrued interest. The Debentures are required to be repurchased at the option of the holder if a "Designated Event" (as defined in the Indenture) occurs at 100% of their principal amount plus accrued interest. The Debentures are unsecured and subordinate in right of payment to all Senior Debt (as defined in the Indenture) and are also effectively subordinated to liabilities of the Company's subsidiaries.

     Pursuant to a Registration Rights Agreement, dated as of October 15, 1997, between the Company and the Purchaser, the Company is obligated to file with the Securities and Exchange Commission, and to use its best efforts to cause to become effective, a shelf registration statement covering resales of the Debentures and the shares of Common Stock issuable upon conversion thereof and to maintain the effectiveness of such registration statement until October 31, 1999, subject to adjustment in certain circumstances.

     The Company plans to use approximately $42.9 million of the estimated $138,942,500 net proceeds of the sale of Debentures to repay bank indebtedness and to use the balance of the net proceeds for other corporate purposes, including the possible acquisition of or investment in additional silver and gold mining properties or businesses.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (c)  Exhibits                        The following exhibits are filed
             herewith:

        Exhibit
        Number                                     Description
        -------                                    -----------
           4                                Indenture, dated as of October 15,
                                            1997, between the Registrant and
                                            Bankers Trust Company, as Trustee,
                                            relating to the Registrant's 7 1/4%
                                            Convertible Subordinated Debentures
                                            due 2005

           10(a)                            Purchase Agreement, dated as of
                                            October 7, 1997, between the
                                            Registrant and Lazard Freres & Co.
                                            LLC

           10(b)                            Registration Rights Agreement,
                                            dated as of October 15, 1997,
                                            between the Registrant and Lazard
                                            Freres & Co. LLC

           99(a)                            Press Release of the Registrant,
                                            dated October 8, 1997

           99(b)                            Press Release of the Registrant,
                                            dated October 15, 1997

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            COEUR D'ALENE MINES CORPORATION
                                            (Registrant)


Dated: October 15, 1997

                                             By:/s/JAMES A. SABALA
                                             -------------------------
                                             James A. Sabala
                                             Senior Vice President and
                                             Chief Financial Officer